                                                                     Exhibit 3.2

                        AMENDED AND RESTATED BYLAWS OF
                                 EPITAXX, INC.

                                   ARTICLE I

                                    OFFICES



     Section 1.01.  Registered Office.  The registered office of Epitaxx, Inc.
                    -----------------
(hereafter called the "Corporation") in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent at that address shall be The Prentice-Hall Corporation System, Inc.

     Section 1.02.  Principal Office.  The principal office for the transaction
                    ----------------
of the business of the Corporation shall be at 7 Graphics Drive, West Trenton, New Jersey 08628. The Board of Directors of the Corporation (hereafter called the "Board'), is hereby granted full power and authority to change the address of said principal office from time to time.

     Section 1.03.  Other Offices.  The Corporation may also have an office or
                    -------------
offices at such other place or places, either within on without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS


     Section 2.01.  Annual Meetings.  Annual meetings of the stockholders of the
                    ---------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held each year on a date and at a time designated by the Board, which date shall be within thirteen (13) months after the last annual meeting of the stockholders.

     Section 2.02.  Special Meetings.  Subject to the rights of the holders of
                    ----------------
any class or series of preferred stock, special meetings of the stockholders may be called for any purpose or purposes by (i) the Chairman of the Board, (ii) the Vice Chairman of the Board, or (iii) the Board, pursuant to a resolution adopted by a majority of the total number of directors authorized. Unless otherwise prescribed by statute, the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") or these Bylaws, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.

     Section 2.03.  Place of Meetings.  All meetings of the stockholders shall
                    -----------------
be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers notice thereof.

     Section 2.04.  Notice of Meetings.  Except as otherwise required by law,
                    ------------------
notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or electronic mail. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.
Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time, date and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.05.  Quorum.  Except as may otherwise be provided by law, the
                    ------
holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum.

     Section 2.06.  Organization.  The Chairman of the Board or, in his or her
                    ------------
absence, the Vice Chairman of the Board or, in his or her absence, such person as the Board may have designated or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of any meeting of the stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 2.07.  Voting.
                    ------

          (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

               (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

               (ii) if no such record data shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          (b) Shares of the Corporation's stock belonging to the Corporation shall not have voting rights and shall not be counted for quorum purposes. Nothing in this Section 2.07(b) shall be construed as limiting the right of the Corporation to vote shares of its stock, held by the Corporation in a fiduciary capacity. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law (the "DGCL").

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy
                                               --------  -------
shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, so long as a quorum is present. The vote at any meeting of the stockholders on any questions need not be by ballot, unless so directed by the chairman of the meeting or by law; provided, however, that upon the demand therefor by a
                   --------  -------
stockholder entitled to vote or by his or her proxy, a vote by ballot shall be taken. On a vote by ballot each ballot shall be signed by the voting stockholder, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     Section 2.08.  List of stockholders.  The Secretary of the Corporation
                    --------------------
shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

     Section 2.09.  Judges.  If at any meetings of the stockholders a vote by
                    ------
written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such questions, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01.   General Powers.  The property, business and affairs of the
                     --------------
Corporation shall be managed by or under the direction of the Board. The Board may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 3.02.  Number and Term of Office.  The authorized number of
                    -------------------------
directors shall be such number between 5 and 11 as shall be determined from time to time by affirmative vote of the holders of not less than fifty percent (50%) of the total voting power of all outstanding shares of voting stock of the Corporation. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and qualified or until he shall resign or shall have been removed in the manner hereafter provided.

     Section 3.03.  Elections.  The directors shall be elected by the
                    ---------
stockholders of the Corporation at each annual meeting of stockholders and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting.

     Section 3.04.  Resignations; Removals.  Any director of the Corporation may
                    ----------------------
resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the effective time is not so specified, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board may be removed with cause by the holders of a majority of the total voting power of all outstanding shares of voting stock of the Corporation, unless otherwise specified by law or the Certificate of Incorporation. No director may be removed by the stockholders of the Corporation without cause.

     Section 3.05.  Vacancies.  Except as otherwise provided in the Certificate
                    ---------
of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. The affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation may elect a director at any time to fill any vacancy not filled by the directors. Each director so chosen or elected to fill a vacancy shall hold office until his or her successor is elected and qualified or until he or she resigns or is removed in the manner herein provided.

     Section 3.06.  Place of Meetings, Etc.  The Board may hold any of its
                    ----------------------
meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 3.07.  First Meeting.  The Board shall meet as soon as practicable
                    -------------
after each annual election of directors and notice of such first meeting shall not be required.

     Section 3.08.  Regular Meetings.  Regular meetings of the Board may be held
                    ----------------
at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     Section 3.09.  Special Meetings.  Special meetings of the Board may be
                    ----------------
called by the Chairman of the Board or the President and shall be called by the President or Secretary on the written request of two or more directors then in office. Notice of all special meetings of the Board shall be given to each director at his address as it appears on the records of the Corporation, as follows:

          (a) by first-class mail, postage prepaid, deposited in the United States mail in the city where the principal office of the Corporation is located at least five (5) days before the date of such meeting; or

          (b) by telegram, charges prepaid, such notice to be delivered to the telegraph company in the city of the principal office of the Corporation at least forty-eight (48) hours before the time of holding such meeting; or

          (c) by personal delivery at least twenty-four (24) hours prior to the time of holding such meeting.

Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 3.10.  Quorum and Manner of Acting.  Except as otherwise provided
                    ---------------------------
in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors authorized by the stockholders pursuant to Section 3.02 shall be required to constitute a quorum for the transaction of business at any meeting of the Board; provided, that, in no case
                                                     --------  ----
shall a quorum consist of fewer than 2 directors. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     Section 3.11.  Action by Consent.  Any action required or permitted to be
                    -----------------
taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

     Section 3.12.  Compensation.  The directors shall receive only such
                    ------------
compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him or her on account of such director's attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

     Section 3.13.  Executive Committee.  There may be an Executive Committee of
                    -------------------
two or more directors appointed by the Board who, at stated times, may advise and aid the officers of the Corporation in all matters concerning the Corporation's interest and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. The Board may also designate other directors as alternate members who may replace any absent or disqualified member of the Executive Committee at any meeting thereof. To the fullest extent permitted by law, the Board may delegate to such Executive Committee authority to exercise all of the powers of the Board while the Board is not in session. Vacancies in the membership of the Executive Committee shall be filled by the Board at any regular or special meeting held for that purpose. In the absence or disqualification of any member of the Executive Committee and any alternate member in his or her place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, by unanimous vote, appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.08, 3.09, 3.10 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any Executive Committee of the Board.

     Section 3.14.  Other Committees.  The Board may, by resolution passed by a
                    ----------------
majority of the whole Board, designate one or more other committees each such committee to consist of two or more of the directors of the Corporation. The Board may also designate, if it desires, other directors as alternate members who may replace any absent or disqualified member of any such committee at any meeting thereof. To the fullest extent permitted by law, any such committee shall have, and may exercise, such powers and authority as the Board may designate in such resolution and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws. Any committee so designated may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL if the resolution which designates the committee or a supplemental resolution of the Board shall so provide. Vacancies in the membership of a committee shall be filled by the Board at any regular or special meeting held for that purpose.
Any such committee shall keep written minutes of its meeting and report the same to the Board when required. In the absence or disqualification of any member of any such committee and any alternate member or members of any such committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, by unanimous vote, appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. The provisions of Sections 3.08, 3.09, 3.10 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

                                   ARTICLE IV


                                    OFFICERS



     Section 4.01.  Number.  The officers of the Corporation shall be a Chairman
                    ------
of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Treasurer, Secretary and such other officers as the Board or the Chairman of the Board may determine, including, but not limited to, a Vice Chairman of the Board, a Chief Financial Officer, Assistant Treasurers and Assistant Secretaries. A person may hold more than one office providing the duties thereof can be consistently performed by the same person.


     Section 4.02.  Other Officers.  The Board may appoint such other officers
                    --------------
as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


     Section 4.03.  Election.  Each of the officers of the Corporation, except
                    --------
such officers as may be appointed in accordance with the provisions of Section
4.02 or Section 4.05 of these Bylaws, shall be chosen annually by the Board at its first meeting following the annual meeting of the stockholders and shall hold his or her office until such officer shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.


     Section 4.04.  Salaries.  The salaries of all executive officers of the
                    --------
Corporation shall be fixed by the Board or by such committee of the Board as may be designated from time to time by a resolution adopted by a majority of the Board.


     Section 4.05.  Removal; Vacancies.  Subject to the express provisions of a
                    ------------------
contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.


     Section 4.06.  The Chairman of the Board.  The Chairman of the Board shall
                    -------------------------
preside at all meetings of the stockholders and meetings of the Board and shall have such other powers and duties as may be prescribed by the Board or by applicable law. The Chairman of the Board shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

     Section 4.07.  The Chief Executive Officer.  The Chief Executive Officer
                    ---------------------------
shall serve as the chief executive officer of Corporation and, subject to the control of the Board, shall be generally responsible for the supervision, control and management of the affairs and business of the Corporation; shall be generally responsible for the supervision and direction of the other officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall, in the absence of the Chairman of the Board or Vice Chairman of the Board, if any, preside at all meetings of the stockholders and meetings of the Board; shall, in general, exercise all powers and perform all duties incident to the Chief Executive Officer of the Corporation; and shall exercise such other powers and duties as may, from time to time, be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, if any, or the Board, or as may be prescribed in these Bylaws. The Chief Executive Officer shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

     Section 4.08.  The President.  The President shall serve as the principal
                    -------------
executive and managing officer of the Corporation, next in authority to the Chief Executive Officer and shall be responsible for the management, direction and supervision of the day-to-day business affairs of the Corporation, reporting on the same to the Chief Executive Officer as required; shall assist the Chief Executive Officer in managing the overall direction and decision-making process of the Corporation; shall assist the Chief Executive Officer with respect to significant financial matters; shall coordinate with the Chief Executive Officer in the supervision and evaluation of the other officers, agents and employees of the Corporation; shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or as delegated by the Chairman of the Board, the Vice Chairman of the Board, if any, or the Chief Executive Officer; shall, in general, exercise all powers and perform all duties incident to President of the Corporation; and shall exercise such other powers and duties as may, from time to time, be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer or the Board, or as may be prescribed by these Bylaws. The President may execute bonds, mortgages and other contracts requiring the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     Section 4.09.  The Chief Operating Officer.  The Chief Operating Officer
                    ---------------------------
shall serve as the principal operations officer of the Corporation and shall assist the Chief Executive Officer and the President in the management, direction and supervision of the day-to-day business affairs of the Corporation; shall coordinate with the Chief Executive Officer and the President in the supervision and evaluation of the other officers, agents and employees of the Corporation; shall perform the duties and exercise the powers of the President in the event of the President's absence or as delegated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Board; shall, in general, exercise all powers and perform all duties incident to the Chief Operating Officer of the Corporation; and shall exercise such other powers and duties as may, from time to time, be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Board, or as may be prescribed in these Bylaws.

     Section 4.10.  The Vice Presidents.  The Vice President shall perform the
                    -------------------
duties and exercise the powers of the Chief Operating Officer in the event of the Chief Operating Officer's absence or as delegated by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Operating Officer or the Board (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election); shall perform the duties of the Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Operating Officer. The Vice President shall, in general, exercise all powers and perform all duties incident to a Vice President of the Corporation and shall exercise such other powers and duties as may, from time to time, be assigned to him or her by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Operating Officer or the Board, or as may be prescribed in these Bylaws.

     Section 4.11.  The Treasurer.  The Treasurer shall have the custody of the
                    -------------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.


     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.


     Section 4.12.  The Assistant Treasurer.  The Assistant Treasurer, or if
                    -----------------------
there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.


     Section 4.13.  The Secretary.  The Secretary shall attend all meetings of
                    -------------
the Board and all meetings of the stockholders and shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he or she shall act. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, such instrument may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.


     Section 4.14.  The Assistant Secretary.  The Assistant Secretary, or if
                    -----------------------
there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section 4.15.  Bond.  If required by the Board, any officer shall give the
                    ----
Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation, a bond for the faithful performance of the duties of his or her office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     Section 5.01.  Checks, Drafts, Etc.  All checks, drafts or other orders for
                    -------------------
payment of money, notes or other evidence of indebtedness payable by the Corporation and all contracts or agreements to be entered into by the Corporation, shall be signed by such person or persons and in such manner as, from time to time, determined by resolution of the Board. Each such person or persons shall give such bond, if any, as the Board may require.


     Section 5.02.  Deposits.  All funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time in an account of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.


     Section 5.03.  General and Special Bank Accounts. The Board may from time
                    ---------------------------------
to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER

     Section 6.01.  Certificates for Stock.  Every owner of stock of the
                    ----------------------
Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, Vice Chairman or President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

     Section 6.02.  Transfers of Stock.  Transfers of shares of stock of the
                    ------------------
Corporation shall be made only on the books of the Corporation at the request of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     Section 6.03.  Regulations.  The Board may make such rules and regulations
                    -----------
as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     Section 6.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  In any
                    -------------------------------------------------
case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new
                                                   --------  -------
certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     Section 6.05.  Fixing Date for Determination of Stockholders of Record.  In
                    -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action except for consenting to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the
           --------  -------
record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or any other lawful action except for consenting to corporate action in writing without a meeting, the record date shall be the close of business on the day on which the Board adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned
--------  -------
meeting.
                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01.  Indemnification of Officers, Directors, Employees and
                    -----------------------------------------------------
                    Agents; Insurance.
                    -----------------

          (a) Right to Indemnification.  Each person who was or is made a party
              ------------------------
or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense (including attorneys' fees), liability, loss, judgments, fines, excise taxes or penalties in connection with the Employee Retirement Income Security Act and amounts paid in settlement actually and reasonably incurred or suffered by such Indemnitee in connection therewith if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in
                              --------  -------
paragraph (c) of this Section with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or is subsequently ratified by the Board.

          (b) Right to Advancement of Expenses.  The right to indemnification
              --------------------------------
conferred in paragraph (a) of this Section shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the DGCL
                                            --------- -------
requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service with respect to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking") by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

          (c) Right of Indemnitee to Bring Suit.  The rights to indemnification
              ---------------------------------
and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation hereunder. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to Indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, the Corporation's independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, the Corporation's independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

          (d) Non-Exclusivity of Rights.  The rights to indemnification and to
              -------------------------
the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or law, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise.

          (e) Insurance.  The Corporation may maintain insurance, at its
              ---------
expense, to protect itself and any Indemnitee or director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL, provided that such insurance is available on acceptable terms, which determination shall be made by the Board or by a committee thereof.

          (f) Indemnification of Employees and Agents of the Corporation.  The
              ----------------------------------------------------------
Corporation may, to the extent and in accordance with the terms authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses.

          (g) For purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (h) For purposes of this Section, references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in the DGCL.

          (i) Notwithstanding anything else in this Article VII, in the event that the express provisions of the DGCL relating to indemnification of, or advancement of expenses by the Corporation to, persons eligible for indemnification or advancement of expenses under this Article VII are amended to permit broader indemnification or advancement of expenses, then the Corporation will provide such indemnification and advancement of expenses to the maximum extent permitted by the DGCL.

          (j) If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     Section 8.01    Transactions with Interested Parties.  No contract or
                     ------------------------------------
transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

     (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

     Section 8.02.   Quorum.  Common or interested directors may be counted in
                     ------
determining the presence of a quorum at a meeting of the Board or of a committee which authorizes a contract or transaction with an interested party.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01.  Waiver of Notices.  Whenever notice is required to be given
                    -----------------
by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     Section 9.02.  Fiscal Year  The fiscal year of the Corporation shall be
                    -----------
fixed by resolution of the Board.

     Section 9.03.  Amendments.  Subject to the provisions of the Certificate of
                    ----------
Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of in excess of fifty percent (50%) of the total voting power of all outstanding shares of voting stock of the Corporation at a meeting of stockholders; provided that such action may be taken at a special meeting of the Board or stockholders only if notice of such proposed amendment, repeal or adoption is given in the notice of special meeting. Subject to the provisions of the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.


     Section 9.04.  Voting Stock.  Any person so authorized by the Board, and in
                    ------------
the absence of such authorization, the Chairman of the Board, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers which are incident to the ownership of such stock and which as the owner thereof the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

  Section 9.05.  Reliance upon Books, Reports and Records.  Each director, each
                 ----------------------------------------
member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.